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PRICING SUPPLEMENT NO. 5 DATED JANUARY 17TH, 2002                              REGISTRATION STATEMENT NO. 333-71850
(TO PROSPECTUS SUPPLEMENT DATED NOVEMBER 6, 2001                                   FILED PURSUANT TO RULE 424(b)(2)
AND PROSPECTUS DATED OCTOBER 25, 2001)

                                      CREDIT SUISSE FIRST BOSTON (USA), INC.
                                                 MEDIUM-TERM NOTES
                                    DUE NINE MONTHS OR MORE FROM DATE OF ISSUE

THE MEDIUM-TERM NOTES, AS FURTHER DESCRIBED BELOW AND IN THE ACCOMPANYING PROSPECTUS SUPPLEMENT UNDER "DESCRIPTION OF
NOTES", WILL BEAR INTEREST FROM THE DATE OF ISSUANCE UNTIL THE PRINCIPAL AMOUNT THEREOF IS PAID OR MADE AVAILABLE
FOR PAYMENT AT THE RATE SET FORTH BELOW.

Agent:   Credit Suisse First Boston Corporation

Principal Amount:                     240MM                    Optional Conversion:                     N/A

Price To Public:                      100.00%                  Optional Repayment Date:                 Non Call/ Life

Underwriting Discount:                N/A

Percentage To Issuer:                 100.00%                  Business Day Jurisdiction:               New York

Settlement Date                       January 17,2002          Initial Redemption Percentage:           N/A
(Original Issue Date):

Specified Currency:                   US Dollar                Initial Redemption Date:                 N/A

Authorized Denomination:              $1,000 and integral      Annual Redemption                        N/A
                                      multiples thereof        Percentage Reduction:


                                                               Optional Extension of Maturity:

Maturity Date:                        January 20,2004          Form of Note:                            Book Entry

Fixed Rate or Floating Rate Note:     Floating Rate Note

Initial Interest Rate:                3 MONTH LIBOR

Interest Rate Basis:                  3 MONTH LIBOR

Maximum/Minimum                       N/A                      Initial Interest Reset Date:             April 20th 2002
 Interest Rate:                                                Interest Reset Date(s):

                                                                                                        Pays the 20th of
                                                                                                        each January
                                                                                                        April, July,
                                                                                                        October and
                                                                                                        maturity.

Spread to Index:                      +20 basis points

First Coupon:                         TBD

Interest Payment Date:                Quarterly. Pays the      Specify if Note is indexed,              N/A
                                      20th of each January     renewable, dual currency,
                                      April, July, October     amortizing, or OID, if applicable:
                                      and maturity. Subject
                                      to the modified
                                      business convention.

Interest Determination Date:          Quarterly 2 London       Day Count:                               ACT/360
                                      business days prior
                                      to interest pay date.
                                      Telerate page 3750.

                                                               CUSIP:                                   22541FBV7

First Interest Payment Date:          April 20th 2002

Settlement:                           DTC #355

                             ----------------------------------------------------------

                                             CREDIT SUISSE FIRST BOSTON
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